SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  April 21, 2011

NewCardio, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

Delaware	333-149166	20-1826789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2350 Mission College Blvd., Suite 1175, Santa Clara, CA		95054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(408) 516-5000
N/A
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 5, 2011, NewCardio, Inc. (the “Company”) issued a draw down notice to borrow $300,000 under its $1.5 million credit facility to be funded on April 13, 2011.  On April 14, 2011, the Company advised the lenders that the funding had not been received and provided the required notice that failure to cure such default on or prior to April 21, 2011 would result in the warrants originally issued in connection with the entry into the credit facility to any defaulting lender becoming void.  As of April 21, 2011, the Company had received $200,000 of the requested advance from two of the lenders.

The third lender did not cure within the default period. Today the Company received a commitment to complete the funding of the final $100,000 of the draw down this week and in return the Company agreed to reinstate the commitment fee warrant for 250,000 shares that lapsed by its terms when the default period expired.

Item 9.01Financial Statements and Exhibits.

(d)  Exhibits.

None.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewCardio, Inc.

Date: April 28, 2011	By:	/s/ Richard D. Brounstein
Richard D. Brounstein
Chief Financial Officer